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                                                                     Exhibit 4.4


                      ANCHOR GLASS CONTAINER CORPORATION,
                                   as Issuer

                                      and

                             The Bank of New York,
                                   as Trustee


                        --------------------------------

                          First Supplemental Indenture

                           Dated as of August 30,2002

                                       to

                                   Indenture

                                     Dated

                              as of April 17, 1997

                        --------------------------------


                                  $150,000,000

                     1 l-1/4% First Mortgage Notes due 2005
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            FIRST SUPPLEMENTAL INDENTURE, dated as of August 30,2002 (this
"Supplemental Indenture"), between ANCHOR GLASS CONTAINER CORPORATION, a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee"). All capitalized terms used herein and not defined are used herein as defined in the Indenture (as defined below).

                                   WITNESSETH:

            WHEREAS, the Company, the Parent Guarantor and the Trustee executed and delivered an Indenture, dated as of April 17, 1997 (the "Indenture"), providing for the issuance of $150,000,000 in aggregate principal amount of the Company's 11 l/4% First Mortgage Notes due 2005 (the "Notes");

            WHEREAS, on April 15,2002, the Company filed a voluntary petition for relief under Chapter 11 of the United States Code (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Middle District of Florida (the "Bankruptcy Court"), commencing the Company's Chapter 11 case;

            WHEREAS, by order dated August 8,2002 (the "Confirmation Order"), entered by the Bankruptcy Court pursuant to Section 1129 of the Bankruptcy Code, the Bankruptcy Court confirmed the Company's amended reorganization plan, dated June 13, 2002, as modified by the Confirmation Order (the "Plan");

            WHEREAS, Article VII.C.2 of the Plan provides, among other things, that the Indenture shall be amended as set forth herein;

            WHEREAS, Article VII.C.2 of the Plan and paragraph 3 of the Confirmation Order direct the Company to enter into this Supplemental Indenture to effectuate the amendments required by the Plan;

            WHEREAS, the holders of Notes retain the legal, equitable and contractual rights, including all rights relating to security interests and liens or mortgages, to which such holder is entitled under the Indenture, except as amended and supplemented by this Supplemental Indenture;

            WHEREAS, the Company and the Trustee desire to amend and supplement certain terms and conditions of the Notes and the Indenture and to release the Parent Guarantor from its obligations as a guarantor of the Company's obligations under the Indenture and the Notes and its other obligations under the Indenture, including the termination of the Security Document relating to the Parent Guarantor Collateral; and

            WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Supple-
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mental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken;

            NOW THEREFORE, in consideration of the above premises, each party hereto agrees as follows:

            SECTION 1. AMENDMENTS TO THE INDENTURE. The Indenture is hereby amended as follows:

            (a) The definition of "Change of Control" in Section 1.Ol of the Indenture is hereby amended and restated in its entirety as follows:

                  "Change of Control" means: (A) the sale, lease, transfer,
            conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), (B) the consummation of any transaction (including any merger or consolidation) the result of which is that (1) any "person" (as defined above) other than a Permitted Holder becomes the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after a passage of time), directly or indirectly, of more than 40% (or after a Qualified Public Offering, 25%) of the Fully Diluted Voting Stock of the Company and the beneficial ownership of such "person" is equal to or greater than that held by the Permitted Holders or (2) the holders of voting stock of the Company become entitled to receive less than 50% of the voting power of holders of the equity securities of the surviving entity, (C) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors or (D) the adoption of a plan relating to the liquidation or dissolution of the Company.

            (b) The definition of "Continuing Directors" in Section 1.Ol of the Indenture is hereby amended and restated in its entirety as follows:

                  "Continuing Directors" means, as of any date, any member of the Board of Directors who (A) is a member of the Board of Directors as of August 30, 2002 or (B) is nominated for election to the Board of Directors with the approval of at least two-thirds of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

            (c) The definition of "Permitted Holders" in Section 1.Ol of the Indenture is hereby amended and restated in its entirety as follows:

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                  "Permitted Holder" means Cerberus Capital Management, L.P. or any affiliate thereof.

            (d) Section 4.15(a) of the Indenture is hereby amended and restated in its entirety as follows:

                  (a) Upon the occurrence of a Change of Control, the Company shall make an offer to repurchase all outstanding Notes pursuant to the offer described in paragraph (b) below (the "Change of Control Offer") at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of repurchase.

            (e) Section 6 of the Notes is hereby amended and restated in its entirety as follows:

                        6.    Redemption.

                        (a) Optional Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' notice, at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of redemption.

                        (b) Optional Redemption Upon a Change of Control. Within 90 days of the consummation of any Change of Control Offer pursuant to which the Company has repurchased at least 90% of the Notes outstanding immediately prior to such Change of Control Offer, the Company may, at its option, redeem all of the remaining Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of redemption.

            SECTION 2. TERMINATION OF GUARANTY OF PARENT GUARANTOR. The parties acknowledge that the Parent Guarantor is hereby released from all obligations under the Indenture, and that the Security Document relating to the Parent Guarantor Collateral is terminated, without any further action required on the part of the Trustee or any Holder.

            SECTION 3. RATIFICATION. Except as hereby expressly amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

            SECTION 4. EFFECTIVENESS. This Supplemental Indenture shall be effective upon execution hereof by the Company and the Trustee and the occurrence of the Effective Date (as defined in the Plan).

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            SECTION 5. GOVERNING LAW. This Supplemental Indenture and the
Indenture as supplemented and amended hereby and the Notes shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

            SECTION 6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

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            IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed as of the date first above written.

                                           ANCHOR GLASS CONTAINER CORPORATION


                                           By: /s/ Richard M. Deneau
                                               ---------------------------------
                                               Name:  Richard M. Deneau
                                               Title: President


                                           THE BANK OF NEW YORK, as Trustee


                                           By: /s/ Irene Siegel
                                               ---------------------------------
                                               Name:  Irene Siegel
                                               Title: Vice President


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